UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2006, the Compensation Committee (the "Committee") of the Board of Directors of IXYS Corporation (the "Company") set potential bonus levels to use in determining the amount of the cash bonuses payable to Dr. Nathan Zommer and Uzi Sasson, the Chief Executive Officer and Chief Financial Officer of the Company, in respect of the fiscal year ending March 31, 2007.

In setting the bonus levels, the Committee also approved the following language:

"The bonus levels represent guidelines for the Committee to use in evaluating the bonus to be paid. The amount of any bonus will be determined by the Committee in light of its evaluation of performance in total and not based upon the mechanistic application of any formula. The Committee may decide to award a bonus above or below any bonus level, depending upon its evaluation. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after the completion of the fiscal year."

The Committee set three different potential levels for Dr. Zommer’s fiscal 2007 cash bonus as follows:

Acceptable performance: $300,000

Target bonus: $400,000

Performance above expectations: $500,000

The Committee set three different potential levels for Mr. Sasson’s fiscal 2007 cash bonus as follows:

Acceptable performance: $150,000

Target bonus: $175,000

Performance above expectations: $200,000

On May 12, 2006, the Committee also determined that the annual salaries during fiscal 2007, effective as of April 1, 2006, would be $510,000 for Dr. Zommer and $300,000 for Mr. Sasson.

On May 12, 2006, the Board of Directors of the Company amended the Company’s 1999 Equity Incentive Plan to provide for the grant of Restricted Stock Unit Awards (the "RSUs"). Later on the same day, the Committee granted 50,000 RSUs to Dr. Zommer and 30,000 RSUs to Mr. Sasson. Under an RSU award, the Company promises to deliver in the future shares of the Company’s common stock if certain requirements, including continued performance of services, are met. When vested, each RSU will entitle the holder of the RSU award to one share of the Company’s common stock. Twenty-five percent of the RSUs granted to Dr. Zommer and Mr. Sasson vest on each of the first four anniversaries of the date of grant.

Additional detail relating to the amendment of the 1999 Equity Incentive Plan is set forth in the plan document, a copy of which is filed with this report as Exhibit 10.1. Additional detail relating to the terms of the RSUs is set forth in the form of RSU award agreement, a copy of which is filed with this report as Exhibit 10.2. The foregoing descriptions are subject to, and qualified in their entirety by, the 1999 Equity Incentive Plan and the form of RSU award agreement.

Item 8.01 Other Events.

On May 12, 2006, the Board of Directors of the Company approved a new stock repurchase program for the repurchase of up to 2,000,000 shares of common stock of the Company. The new program replaces the previously announced program and expires on June 15, 2007.

The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market through block trades or otherwise. The timing and amount of such repurchases will depend on market conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 1999 Equity Incentive Plan, as amended.

Exhibit 10.2 Restricted Stock Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

May 18, 2006	By:	/s/ Nathan Zommer

Name: Nathan Zommer
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	1999 Equity Incentive Plan, as amended
10.2	Form of Restricted Stock Unit Award Agreement